SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

Bob Evans Farms, Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Thomas E. Sandell

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Merger Arbitrage and Equity Event Intermediate Fund, L.P.

Castlerigg Merger Arbitrage and Equity Event Fund, Ltd.

Castlerigg Merger Arbitrage and Equity Event Master Fund, Ltd.

Castlerigg Global Equity Special Event Fund, Ltd.

Castlerigg Global Equity Special Event Intermediate Fund, L.P.

Castlerigg Global Equity Special Event Master Fund, Ltd.

Pulteney Street Partners, L.P.

Douglas N. Benham

Charles M. Elson

David W. Head

C. Stephen Lynn

Annelise T. Osborne

Aron I. Schwartz

Michael Weinstein

Lee S. Wielansky

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

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For Media Inquiries Contact:
Sloane & Company
Elliot Sloane, 212-446-1860
Esloane@sloanepr.com

Or

Dan Zacchei, 212-446-1882

Dzacchei@sloanepr.com

SANDELL COMMENTS ON RECENT NON-PUBLIC ATTEMPT BY BOB EVANS TO SUBVERT THE
DIRECTOR NOMINATION PROCESS

Action is Further Evidence of a Board that is Unwilling to Engage with Shareholders

New York – May 30, 2014

Tom Sandell, CEO of Sandell Asset Management Corporation, one of the largest shareholders of Bob Evans Farms, Inc. (NASDAQ: BOBE) (“Bob Evans” or the “Company”), issued today the following statement to the Board of Directors (the “Board”) of Bob Evans.

May 30, 2014

Ladies and Gentlemen:

We were dismayed to learn from our outside counsel that the Company’s so-called Lead “Independent” Director, Michael Gasser, sent a letter on May 27, 2014 to the eight independent Director nominees proposed by Sandell Asset Management Corporation inviting each of them to a hastily-convened and unorthodox round of individual questioning by Mr. Gasser and “certain other” Directors at the Company’s headquarters in New Albany, Ohio. In this letter, Mr. Gasser appears to be attempting to inappropriately subvert the Director nomination process and we view this action as particularly troubling, as at no time had the Company attempted to contact us to achieve a constructive solution that might include the addition of some or all of these highly-qualified Director nominees as part of comprehensive change at the Board.

In addition, at no point in our almost year-long dialogue with the Company has the Board shown the slightest inclination towards reaching an amicable resolution with us. This latest attempt to end-run one of the Company’s largest shareholders represents yet further evidence of the Board’s unwillingness to engage in truly constructive dialogue, which is a dis-service to all shareholders.

Notwithstanding our significant concerns regarding the judgment exhibited by the current Board, along with the repeated earnings disappointments and operational missteps occurring under the leadership of Chairman and CEO Steven Davis, our conviction in the underlying value of the unique assets of Bob Evans has grown stronger. To unlock this value, however, the Company in our view urgently needs a new, truly independent Board that is able to exert effective management oversight - that is why we have submitted the nomination of eight highly-qualified Director nominees, including three former restaurant

CEOs with decades of relevant industry experience. These nominees possess a mix of critical skill sets and expertise necessary to drive the operational, financial, and strategic change that we see as needed to deliver long-term value to the shareholders of Bob Evans.

We remain willing, as we have for nearly a year, to meet with Mr. Gasser and the rest of the Company’s Board in order to engage in good faith and constructive dialogue should the Board wish to genuinely seek a comprehensive solution that would contemplate the addition of these highly-qualified Director nominees to the Company’s Board. We cannot countenance, however, attempts by the Company to actively subvert the Director nomination process.

Sincerely,

Thomas Sandell

Chief Executive Officer

###

About Sandell Asset Management Corp.
Sandell Asset Management Corp. is a leading private, alternative asset management firm specializing in global corporate event-driven, multi-strategy investing with a strong focus on equity special situations and credit opportunities. Sandell Asset Management Corp. was founded in 1998 by Thomas E. Sandell and has offices in New York and London, including a global staff of investment professionals, traders and infrastructure specialists.

Contact:

Sandell Asset Management Corp.

Adam Hoffman, 212-603-5814

MacKenzie Partners, Inc.

Dan Burch or Larry Dennedy, 212-929-5500

Sloane & Company

Elliot Sloane, 212-446-1860 or Dan Zacchei, 212-446-1882

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT INTERMEDIATE FUND, L.P., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT MASTER FUND, LTD., PULTENEY STREET PARTNERS, L.P. AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL") AND DOUGLAS N. BENHAM, CHARLES M. ELSON, DAVID W. HEAD, C. STEPHEN LYNN, ANNELISE T. OSBORNE, ARON I. SCHWARTZ, MICHAEL WEINSTEIN AND LEE S. WIELANSKY (TOGETHER WITH SANDELL, THE "PARTICIPANTS") INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF BOB EVANS FARMS, INC. (THE

"COMPANY") IN CONNECTION WITH THE COMPANY’S 2014 ANNUAL MEETING OF STOCKHOLDERS. ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY SANDELL WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MACKENZIE PARTNERS, INC., SANDELL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD, WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST BY CALLING (800) 322-2885.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN AN EXHIBIT TO THE SCHEDULE 14A FILED BY SANDELL ASSET MANAGEMENT CORP. WITH THE SEC ON APRIL 24, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Cautionary Statement Regarding Opinions and Forward-Looking Statements

Certain information contained herein constitutes “forward-looking statements” with respect to Bob Evans Farms, Inc. ("Bob Evans"), which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. The opinions of Sandell Asset Management Corp. ("SAMC") are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision. This material does not recommend the purchase or sale of any security. SAMC reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. SAMC disclaims any obligation to update the information contained herein. SAMC and/or one or more of the investment funds it manages may purchase additional Bob Evans shares or sell all or a portion of their shares or trade in securities relating to such shares.